Exhibit 10.1

LOAN AGREEMENT

among

SUMMIT COMMUNITY BANK, INC.

and

FIRST GUARANTY BANCSHARES, INC.

October 5, 2023

LOAN AGREEMENT

THIS LOAN AGREEMENT is made and entered into as of the 5th day of October 2023, by and among SUMMIT COMMUNITY BANK, INC., a West Virginia state banking corporation having an address of 310 North Main Street, Moorefield, West Virginia 26836 (“Lender”), FIRST GUARANTY BANCSHARES, INC., a Louisiana corporation having an address of 400 East Thomas Street, Hammond, Louisiana 70401 (“Borrower”).

W I T N E S S E T H:

WHEREAS, Lender has agreed to lend and Borrower has agreed to accept (i) a term loan in the maximum principal amount of FORTY MILLION THREE HUNDRED TWELVE THOUSAND FIVE HUNDRED and 00/100 DOLLARS ($40,312,500.00), and (ii) a revolving line of credit in the maximum principal amount of TWENTY MILLION and 00/100 DOLLARS ($20,000,000.00), each subject to the terms and conditions of this Agreement;

WHEREAS, Borrower intends to utilize the loan proceeds to refinance Borrower’s existing indebtedness and to provide capital to Borrower’s wholly-owned subsidiary, First Guaranty Bank, a Louisiana state banking corporation (the “Bank”).

NOW, THEREFORE, in consideration of the execution and simultaneous delivery of the Loan Documents (hereinafter defined) and of the mutual and separate agreements, conditions, covenants and warranties of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I:    DEFINITIONS AND TERMS

As used in this Agreement, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Agreement” means this Loan Agreement, as amended, extended, supplemented, or modified from time to time.

“Applicable Law” means all existing and future laws, rules, regulations, statutes, codes, ordinances, permits, certificates, orders and licenses of, and interpretations by, any Governmental Authority and applicable judgments, decrees, injunctions, writs, orders, or like action of any court, arbitrator or other administrative judicial or quasi-judicial tribunal or agency or competent jurisdiction (including those pertaining to the health, safety or environmental condition of the Collateral) that whatsoever affect or relate to Borrower, Bank, or the Collateral.

“Banking Day” means any day other than a Saturday, Sunday, or other day on which commercial banks in West Virginia are authorized or required to close under the laws of the State of West Virginia.
“Closing” means the date, time and place when all conditions precedent to the Loans have been met. “Collateral” shall mean all assets or property (whether real, personal or mixed) to which Lender is entitled to look for recovery for any and/or all of Borrower’s Obligations under any of the Loan Documents including, without limitation: (a) all assets owned or possessed by Borrower or any other third party in which a Lien or other security interest is conveyed or pledged to Lender to secure Borrower’s Obligations under the Loan Documents; (b) the Stock, as defined herein; and (c) any and all replacements or substitutions of any of the foregoing as may be authorized hereunder.

“Common Equity Tier One Capital Ratio” shall have the meaning and be calculated as set forth in 12 C.F.R. § 217.10(b) with respect to Borrower and shall have the meaning and be calculated as set forth in 12 C.F.R.
§ 324.10(b) with respect to the Bank.

“Covenant Compliance Date” shall mean the last day of each calendar quarter.

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“Environmental Laws” shall mean all federal, state, and local laws, including statutes, regulations, ordinances, codes, rules, and other governmental restrictions and requirements, relating to the discharge of air pollutants, water pollutants, or process waste water or otherwise relating to the environment or hazardous substances or the treatment, processing, storage, disposal, release, transport, or other handling thereof, including, but not limited to, the federal Solid Waste Disposal Act, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act, the federal Hazardous Materials Transportation Act, the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the federal Toxic Substances Control Act, regulations of the Nuclear Regulatory Agency, and regulations of any state department of natural resources or state environmental protection agency, in each case as now or at any time hereafter in effect.

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time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to

“ERISA Affiliate” means an entity which is under common control with Borrower within the meaning of Section 4001(a)(14) of ERISA, or is a member of a group which includes Borrower and which is treated as a single employer under Sections 414(b) or (c) of the Code.

“ERISA Event” means (i) with respect to any Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (ii) the withdrawal by Borrower, the Bank, or any other Subsidiary or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (iii) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (iv) the institution of proceedings to terminate or the actual termination of a Plan by the PBGC under Section 4042 of ERISA; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any plan; (vi) the complete or partial withdrawal of Borrower or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan; (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (viii) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

“Equity Capital” means, at any particular time, the total equity capital of the Bank determined in accordance with the Instructions (the “Call Report Instructions”) to the Call Reports as most recently promulgated by the Federal Financial Institutions Examination Council.

“Event of Default” means any of the events specified in Article VII.

“Governmental Authority” means the government of the United States of America or the government of any state or locality therein, any political subdivision or any governmental, quasi-governmental, judicial, public or statutory instrumentality, court, arbitrator, authority, body or entity or other regulatory bureau, authority, body or entity of the United States of America or any state or locality therein.

“Governmental Requirement” means any order, consent, authorization, license, validation, approval or permit issued to or required to be obtained by Borrower in connection with the ownership and/or possession of the Collateral.

“Indebtedness” means and includes: (i) all items arising from the borrowing of money that, according to generally accepted accounting principles as in effect from time to time, would be included in determining total liabilities as shown on the consolidated balance sheet of any Loan Party; and (ii) all obligations secured by any lien in property owned by any Loan Party whether or not such obligations shall have been assumed; provided, however, Indebtedness shall not include deposits or other indebtedness created, incurred or maintained in the ordinary course of Borrower’s or Bank's business (including, without limitation, federal funds purchased, advances from any Federal Home Loan Bank, borrowings under any Federal Reserve program or facility, secured deposits of municipalities, letters of credit issued by Borrower or Bank and repurchase arrangements) and consistent with customary banking practices and applicable laws and regulations.

“Lien” means any mortgage, deed of trust, pledge, security interest or agreement, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority, or other security

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agreement or preferential arrangement, charge, or encumbrance of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing or any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction to evidence any of the foregoing).

“Loan Documents” means this Agreement, the Notes, the Stock Pledge Agreement, the Financing Statement, and any other document creating or perfecting a Lien in favor of the Lender and all related documents executed in connection with the Loans, whether now or hereafter existing, including any modifications, extensions, substitutions or renewals of any of the foregoing. The Loan Documents are hereby made a part of this Agreement by reference thereto, with the same force and effect as if fully set forth herein.

“Loan Party” collectively refers to Borrower, the Bank, and any other Subsidiary.

“Material Adverse Effect” means, with respect to any event or occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), a materially adverse effect on the business, operations, revenues, financial condition or property of Borrower or Bank, or the value of Borrower’s or Bank’s assets and property, or the value of the Collateral, or the ability of Borrower to pay and/or perform any of the Obligations.

“‘Modified’ Texas Ratio” shall mean a fraction, expressed as a percentage, where the numerator is the Non-Performing Assets minus the Bank’s government sponsored non-performing loans plus the Bank’s real estate owned, and where the denominator is the sum of Bank’s Tangible Common Equity plus the entire balance of the Bank’s loan loss reserve, all determined on a basis satisfactory to Lender.

“Multiple Employer Plan” shall mean a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

“Non-Performing Assets” shall mean the sum of (1) all Non-Performing Loans and (2) other real estate owned listed in call reports and other such assets acquired through foreclosure or other realization upon collateral or rearrangement or satisfaction of Indebtedness.

“Non-Performing Loans” shall mean the sum of (1) all loans classified internally or by a bank regulatory authority as non-accrual plus (2) loans past due by 90 days or more plus (3) loans for which the obligee has reduced the agreed interest rate, reduced the principal or interest obligation, extended the maturity, applied interest payments to reduce principal, capitalized interest, or otherwise renegotiated the terms of the obligation based upon the actual or asserted inability of the obligor(s) of such loans to perform their obligations pursuant to the agreements with the obligee prior to such modification or renegotiation; provided, however, that (a) loans for which Borrower or the Bank has taken additional collateral satisfactory to it and therefore is prepared to make additional loan advances or any other loans which have been restructured and are performing in a manner satisfactory to Borrower and (b) any portion of a Non-Performing Loan that is guaranteed by the United States government or an agency thereof in a manner acceptable to Lender shall not be included in the definition of Non-Performing Loans (but any un-guaranteed portion of a Non-Performing Loan covered by item (b) above shall be included as a Non-Performing Loan); provided further, however, that any loan that would otherwise be classified as a troubled debt restructuring but is not so classified, because of a regulatory exemption from classification as a troubled debt restructuring by a bank regulatory authority or statutory exemption from classification as a troubled debt restructuring by applicable statute, shall not be included in the definition of Non-Performing Loans, so long as (x) such regulatory or statutory exemption remains in place, and (y) such loan continues to meet all qualifications for such regulatory or statutory exemption.

“Obligation” shall mean the obligation of Borrower, as applicable, to repay the sums advanced under either of the Notes, interest, the payment of the loan origination fee and other costs and fees incurred by the Lender as provided in Section 2.7, the reimbursement to the Lender of monies expended on behalf of Borrower as permitted by the Loan Documents, as well as any other obligations under the Loan Documents.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

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“Person” means an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority, or other entity of whatever nature.

“Sanctioned Country” means a country subject to a sanctions program identified on the list maintained    by    OFAC    and    available    at:    http://www.treasury.gov/resource- center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time.

“Sanctioned Person” means (a) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at http://www.treasury.gov/resource-center/sanctions/SDN- List/Pages/default.aspx, or as otherwise published from time to time, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by the U.S. Department of Treasury’s Office of Foreign Assets Control.

“Subsidiaries” or individually “Subsidiary” shall mean any partnership, corporation, limited liability company, trust, unincorporated organization, association, joint venture, or other entity other than Borrower in an unbroken chain of entities beginning with Borrower with each of the entities or the Bank other than the last entity in the unbroken chain owning fifty percent (50%) or more of the total combined voting power of all classes of stock or other form of equity in one of the other entities or the Bank and are more specifically listed in Exhibit A attached hereto.

“Supervisory Action” shall mean and include the issuance by or at the behest of any bank regulatory authority of a letter agreement, memorandum of understanding (regardless of whether consented or agreed to by the party to whom it is addressed), cease and desist order, injunction, directive, restraining order, formal agreement, notice of charges, or civil money penalties, against Borrower, the Bank, or any other Subsidiary or the directors or officers of any of them, whether temporary or permanent.

“Tangible Common Equity” shall mean the Bank’s common shareholders’ equity less goodwill and less intangible assets.

“Tier 1 Leverage Ratio” shall have the meaning and be calculated as set forth in Appendix D to Title 12, Code of Federal Regulations, Part 225, Capital Adequacy Guidelines for Bank Holding Companies with respect to Borrower and shall have the meaning and be calculated as set forth in 12 C.F.R. § 324.10(b) with respect to the Bank.

“Tier 1 Risk Based Capital Ratio” shall have the meaning and be calculated as set forth in 12 C.F.R.
§ 217.10(b) with respect to Borrower and shall have the meaning and be calculated as set forth in 12 C.F.R. § 324.10(b) with respect to the Bank.

“Total Risk Based Capital Ratio” shall have the meaning and be calculated as set forth in 12 C.F.R.
§ 217.10(b) with respect to Borrower and shall have the meaning and be calculated as set forth in 12 C.F.R. § 324.10(b) with respect to the Bank.

ARTICLE II:    THE LOAN

2.1Loans.

2.1.1Subject to the provisions of this Agreement, the Lender will make and Borrower will accept (i) a loan up to a maximum principal amount of FORTY MILLION THREE HUNDRED TWELVE THOUSAND FIVE HUNDRED and 00/100 DOLLARS ($40,312,500.00) (the “Term Loan”), and (ii) a revolving line of credit in the maximum principal amount of TWENTY MILLION and 00/100 DOLLARS ($20,000,000.00) (the “Line of Credit,” together with the Term Loan, the “Loans”). For the avoidance of doubt, the Line of Credit is revolving and Borrower may reborrow any amount which has been borrowed with respect to the Line of Credit and repaid by Borrower pursuant to the terms of this Agreement.

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2.1.2The proceeds of the Term Loan shall be used for refinancing Borrower’s existing indebtedness, and the proceeds of the Line of Credit shall be used to inject capital into the Bank and for such other purposes approved by Lender in writing.

2.1.3From time to time, and subject to the limitation that, notwithstanding any provisions contained herein in the contrary, under no circumstance shall Lender advance principal in excess of TWENTY MILLION and 00/100 DOLLARS ($20,000,000.00) in the aggregate under the Line of Credit, Borrower may make a written request to borrow pursuant to the terms and conditions hereof (each, a “Request for Advance”), so long as the sum of the aggregate principal balance of the outstanding advances, the accrued interest thereon, and the requested advance does not exceed the maximum principal amount of the Line of Credit. Lender shall make such requested advance, provided that: (i) the advance would not cause the outstanding principal balance to exceed the maximum principal amount of the Line of Credit; (ii) there has not occurred an Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default; (iii) all representations and warranties contained in this Agreement and in the other Loan Documents are true and correct on the date such requested advance is made as though on and as of such date; and (iv) the Request for Advance is made prior to the 12-month anniversary of the date of the LOC Note or is within any Lender-approved renewal period.

2.1.4Subject to the terms of this Section 2.1, each advance will be disbursed to Borrower. The proceeds of the Line of Credit shall be advanced by Lender no more than daily upon presentation to Lender of a Request for Advance. A Request for Advance must be received by Lender by 2:00 p.m. on a Banking Day in order for such advance to be made on such Banking Day. Advances requested after 2:00 p.m. on a Banking Day will be made on the next Banking Day unless Borrower requests that the advance be made on a later Banking Day. Proceeds advanced by Lender under the Line of Credit shall be disbursed to Borrower’s primary operating account with Lender or as otherwise instructed by Borrower or its authorized representative.

2.1.5The Term Loan shall be evidenced by Borrower’s promissory note in the principal amount of the Term Loan (the “Term Note”) and the Line of Credit shall be evidenced by Borrower’s promissory note in the principal amount of the Line of Credit (the “LOC Note,” together with the Term Note, the “Notes”).

2.1.6The Notes shall be secured and collateralized by (i) a Stock Pledge and Security Agreement (the “Stock Pledge Agreement”) by and between Borrower and Lender granting Lender a first-priority security interest in 4,823,899 shares of common stock of the Bank (the “Stock”) representing 86.77% of all of the issued and outstanding stock of Bank; and (ii) a UCC-1 financing statement filed with the Secretary of State of the State of Louisiana evidencing the pledge of the Stock (the “Financing Statement”).

2.2Notes.

2.2.1Term Note. The Term Loan will be evidenced by the Term Note, dated as of the date of Closing, in a form satisfactory to Lender. The principal amount due and payable under the Term Note shall be amortized over a period of forty (40) quarters. The Term Note, and amounts outstanding thereunder, shall be repaid as follows: (a) thirty-nine (39) equal quarterly installments of principal in the amount of One Million Seven Thousand Eight Hundred Twelve Dollars and Fifty Cents ($1,007,812.50), plus accrued interest beginning on December 31, 2023 and continuing on the last day of each consecutive calendar quarter thereafter, followed by (b) a final payment on October 5, 2033 (the “Term Maturity Date”) equal to the then-outstanding principal balance and all accrued and unpaid interest, penalties and fees due thereon.

2.2.2LOC Note. The Line of Credit will be evidenced by the LOC Note, dated as of the date of Closing, in a form satisfactory to Lender. The LOC Note, and amounts outstanding thereunder, shall be repaid as follows: (a) eleven (11) monthly installments of interest only beginning on November 5, 2023 and continuing on the same day of each consecutive calendar month thereafter, followed by (b) a final payment on October 5, 2024 (the “LOC Maturity Date”) equal to the then-outstanding principal balance and all accrued and unpaid interest, penalties and fees due thereon.

2.2.3Payment Date; Fees. All scheduled payments on the Term Note shall be due and payable on the last day of each consecutive calendar quarter. All scheduled payments on the LOC Note shall be due and payable on the fifth (5th) day of the month. In the event that any payment is received more than ten (10) days

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late, the Lender may at its option impose a late charge equal to five percent (5.00%) of the delinquent amount; notwithstanding the foregoing, Borrower and Lender acknowledge and agree that the minimum late charge imposed hereunder shall be $30.00 and the maximum late charge shall be $1,000.00. If Borrower makes a payment with a check or preauthorized charge which is later dishonored, a fee in the amount of $32.00 will be charged.

2.2.4Annual Review of Line of Credit. Lender annually reviews all line of credit and demand notes. The Line of Credit is subject to review on each anniversary of the LOC Note, commencing October 5, 2024, and continuing on the same date each year thereafter. At the time of review, Borrower will furnish Lender, in writing, such financial information as requested by Lender which will enable Lender to determine if the LOC Note will be extended for an additional year. Such financial information may include, but not be limited to, tax returns, balance sheets, income statements, statement of cash flow and appraisals. Borrower understands that Lender has the option, upon any maturity of the LOC Note, of terminating the LOC Note, reducing the line of credit, prohibiting further advances on the LOC Note, or placing the LOC Note into an installment loan with schedule monthly principal and interest payments. These options are also available to Lender during the review process inherent in the analysis of reviewing the LOC Note. The date of the review for the LOC Note may be changed at the option of Lender. Lender may charge an annual renewal fee and any other costs associated with documenting such renewal.

2.3Interest Rate on the Notes.

2.3.1Term Note. While any Obligations remain outstanding under the Term Loan and prior to an Event of Default, the principal sum outstanding under the Term Note shall bear interest at a rate equal to the Index Rate, as established no greater than two (2) days prior to Closing, minus one-half of one percent (0.50%) per annum, whether or not Lender shall at times lend to borrowers at lower rates of interest (the “Term Loan Rate”), and as adjusted and repriced at the end of each calendar quarter thereafter; provided, however, under no circumstances shall the Term Loan Rate fall below four and forty-nine hundredths of one percent (4.49%) per annum. As used herein, “Index Rate” means and refers to the Prime Rate Index as published by The Wall Street Journal. If Lender makes a reasonable determination that such Index Rate is not available, then Lender may substitute such other comparable rate as may be reasonably determined by Lender. Such substitution may be temporary or permanent depending on the reason for such unavailability. Lender shall provide prompt notice of any such substitution or cessation thereof to Borrower, and Borrower and Lender shall reasonably cooperate to determine an appropriate substitution should Borrower contest Lender’s proposed substitute Index Rate. Each determination by Lender of the Index Rate or a substitution thereof shall be conclusive in the absence of manifest error.

2.3.2LOC Note. While any Obligations remain outstanding under the LOC Loan and prior to an Event of Default, the principal sum outstanding under the LOC Note shall bear interest at a rate equal to the Index Rate, as established no greater than two (2) days prior to Closing, whether or not Lender shall at times lend to borrowers at lower rates of interest (the “LOC Loan Rate,” together with the Term Loan Rate, the “Interest Rates”), and as adjusted and repriced monthly on the 5 (5th) day each calendar month thereafter; provided, however, under no circumstances shall the LOC Loan Rate fall below four and forty-nine hundredths of one percent (4.49%) per annum. If there is no such Index Rate, then Lender may substitute such other comparable rate as may be reasonably determined by Lender. Each determination by Lender of the Index Rate or a substitution thereof shall be conclusive in the absence of manifest error.

2.3.3Interest for both Loans is computed on an actual/three hundred sixty (actual/360) day basis; that is, by applying the ratio of the interest rate over a year of three hundred sixty (360) days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. All interest payable is computed using this method. This calculation method results in a higher effective interest rate than the numeric interest rate stated in this Agreement.

2.3.4Upon the occurrence of an Event of Default, Lender, at its option, after applicable notice, may, if permitted under Applicable Law, increase the Interest Rates to the lesser of: (i) the maximum rate allowed by Applicable Law; or (ii) the Interest Rates plus four percent (4.00%) (the “Default Rate”). Any application of the Default Rate by Lender shall relate back to the date on which the relevant payment or performance was first due under the Loan Documents. Any payment of interest that would be deemed unlawful under Applicable Law for any reason shall be deemed received on account of, and will automatically be applied to reduce, the principal sum outstanding and any other sums (other than interest) due and payable to Lender under the Notes, and the provisions

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hereof shall be deemed amended to provide for the highest rate of interest permitted under Applicable Law. In the event that Borrower cures the Event of Default, the rate of interest shall automatically revert to the Interest Rates; provided, that, nothing contained herein shall be construed to limit or waive Lender’s right to charge the Default Rate upon the occurrence of a subsequent Event of Default.

2.3.5Under no circumstances will the Interest Rates be more than the maximum rate allowed by Applicable Law.

2.4Payments. All payments of principal and interest on the Notes shall be made to Lender in immediately available funds at the following address: Summit Community Bank, Inc., 310 North Main Street, Moorefield, West Virginia 26836.

2.5Voluntary Prepayment. The unpaid principal amount on the Notes may be prepaid in whole or in part at any time without penalty. Borrower agrees that all loan fees and other prepaid finance charges are earned fully as of the date of Closing and will not be subject to refund upon early payment (whether voluntary or as a result of an Event of Default), except as otherwise required by Applicable Law. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of the Obligation to make the next regularly scheduled payment on the Notes. All such prepayments shall be accompanied by the payment of interest accrued and unpaid on the amount so prepaid to date of prepayment. All prepayments shall be applied first to the payment of interest accrued and then to principal outstanding under the Notes.

2.6Payment Date; Excess Interest Rate. If any payment becomes due on a day other than a Banking Day, the due date thereof shall be extended to the next succeeding full Banking Day and interest shall be payable at the applicable Interest Rates during such extension. If Borrower pays to Lender interest in excess of the amount permitted by Applicable Law, such excess shall be applied in reduction of the principal made pursuant to this Agreement, and any remaining excess interest, after application thereof to the principal shall be refunded to Borrower.

2.7Lender’s Fees and Expenses. Borrower shall pay Lender’s processing and documentation fee in connection with the Loans, to be paid at Closing, in an aggregate amount equal to One Hundred Fifty Thousand Seven Hundred Eighty-One and 25/100 Dollars ($150,781.25). In addition, Borrower shall reimburse Lender for all costs or fees associated with the Loans including, without limitation, recording and filing fees, lien searches and related items, Lender’s reasonable attorneys’ fees in conjunction with the documentation, review and closing of the Loans, any costs and fees incurred for an appraisal, survey, insurance or environmental assessments and related or similar expenses. In the event the Loans do not close for any reason, Borrower shall pay all costs and fees by Lender upon demand by Lender.

2.8Collateral. Borrower’s Obligations with respect to the Loan and the Loan Documents shall be secured by the Collateral. Lender shall release its Lien on the Collateral upon payment in full of the Loans.

2.9Cross-Collateralization. In addition to the Loans, the Loan Documents shall secure all obligations, debts and liabilities, plus interest thereon, of Borrower to Lender, as well as all claims by Lender against Borrower, whether now existing or hereafter arising, whether related or unrelated to the purpose of the Notes, whether voluntary or otherwise, whether due or not due, direct or indirect, determined or undetermined, absolute or contingent, liquidated or unliquidated, whether Borrower may be liable by itself or jointly with others, whether recovery of such amounts may be or hereafter may become barred by any statute of limitations, and whether the obligation to repay such amounts may be or hereafter may become otherwise unenforceable. If the Lender is required to give notice of the right to cancel under Truth in Lending in connection with any additional loans, extensions or credit and other liabilities or obligations of Borrower to Lender, then the Loan Documents shall not secure additional loans or obligations unless and until such notice is given.

ARTICLE III: REPRESENTATIONS AND WARRANTIES

In order to induce Lender to enter into this Agreement and to make the Loans provided for herein, Borrower makes the following representations and warranties which shall survive the execution and delivery of this Agreement and the related Loan Documents. Borrower represents and warrants as follows:

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3.1Borrower’s Formation and Qualification. Borrower is a corporation, duly formed and validly existing under the laws of the State of Louisiana. Borrower has the power and authority to: (a) own its assets;
(b) pledge, assign, mortgage or otherwise encumber its assets; (c) to transact the business in which it is now engaged or proposes to be engaged; and (d) is duly qualified under the laws of each other jurisdiction in which such qualification is required. Borrower has all Governmental Requirements, licenses, permits, consents or approvals from or by, and has made all filings with, any Governmental Authority having jurisdiction over it, to the extent required to conduct its business.

3.2Power and Authority. The execution, delivery and performance by Borrower of the Loan Documents and the creation of the Liens provided for therein have been duly authorized, executed and delivered by all necessary action and do not and will not: (a) require additional consent or approval of any Person; (b) contravene the articles of incorporation or the bylaws of Borrower and is within the appropriate powers of Borrower; (c) violate any provision of any Applicable Law presently in effect having applicability to Borrower; (d) result in a breach of, or constitute a default under, or result in the termination of any indenture or loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which Borrower or any of its properties may be bound or affected; (e) result in, or require, the creation or imposition of any Lien, upon or with respect to the Collateral except that of Lender; or (f) cause Borrower to be in default under any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or any such indenture, agreement, lease or instrument.

3.3Legally Enforceable. This Agreement is, and each of the other Loan Documents when delivered under this Agreement will be, legal, valid and binding obligations of Borrower, enforceable in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, and other similar laws affecting creditors’ rights and remedies generally.

3.4Subsidiaries. Other than the Bank, Borrower has no subsidiaries and owns stock in no corporation or banking association.

3.5Other Agreements. Borrower is not a party to any indenture, loan or credit agreement, lease or other agreement or instrument, or subject to any restriction which could have a Material Adverse Effect on Borrower’s or Bank’s businesses, properties, assets, operations or the conditions, financial or otherwise, of Borrower to carry out the respective Obligations under the Loan Documents. Borrower is not in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to the business to which it is a party.

3.6Litigation. There is not now pending or threatened any action or proceeding against or affecting Borrower, before any court, governmental agency, or arbitrator which may, in any case or in the aggregate, result in a Materially Adverse Effect on the financial condition, operations, properties, or business of Borrower, or the ability of Borrower to perform the respective Obligations under the Loan Documents.

3.7No Defaults on Outstanding Judgments or Other Actions. Borrower has satisfied any judgments, and is not in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court, arbitrator, or federal, state, municipal, or other Governmental Authority, commission, board, bureau, agency or instrumentality, domestic or foreign.

3.8Operation of Business. Borrower possesses or will possess all Government Requirements, approvals, licenses, permits, rights of way, easements, franchises, titles, leases, or rights thereon necessary to conduct any respective businesses substantially as now conducted and as presently proposed to be conducted, and Borrower is not in material violation of any valid rights of others with respect to any of the foregoing.

3.9Compliance with Applicable Laws.

3.9.1Borrower has complied and is complying with all requirements, made all applications, and submitted all reports required by The Bank Holding Company Act of 1956, as amended, and any regulations or rulings issued in connection therewith, and the transaction contemplated hereby will not violate any such statutes, rules, rulings, or regulations nor will the consummation of said actions and transactions cause Borrower

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to be in violation thereof. Borrower has, if required, made all filings and received all governmental or regulatory approvals necessary for the consummation of the transactions described herein, including without limitation the approval of the Board of Governors of the Federal Reserve System

3.9.2Borrower is in material compliance with all Applicable Laws including, but not by way of limitation, ERISA. The Collateral is in compliance with all Applicable Laws.

3.10Environmental Laws.

3.10.1Borrower and each of its subsidiaries have obtained all permits, licenses, and other authorizations which are required under all Environmental Laws and are in compliance in all respects with all applicable Environmental Laws.

3.10.2On or prior to the date hereof, no notice, demand, request for information, citation, summons, or order has been issued, no complaint has been filed, no penalty has been assessed, and no investigation or review is pending or, to the best of the knowledge of Borrower, threatened by any governmental or other Person with respect to any alleged or suspected failure by Borrower or any of its subsidiaries to comply in any material respect with any Environmental Laws.

3.10.3There are no material Liens arising under or pursuant to any Environmental Laws on any of the property owned or leased by Borrower or any of its subsidiaries.

3.10.4There are no conditions existing currently or anticipated to exist during the term of this Agreement which would subject Borrower or any of its subsidiaries or any of their property to any material Lien, damages, penalties, injunctive relief, or cleanup costs under any Environmental Laws or which require or are likely to require cleanup, removal, remedial action, or other responses by Borrower and its subsidiaries pursuant to Environmental Laws.

3.11Supervisory Action. As of the date of this Agreement, neither Borrower, the Bank nor any other Subsidiary is subject to any Supervisory Action by any federal or state bank regulatory authority. Following the date of this Agreement, Borrower shall notify the Lender of any Supervisory Action by any federal or state bank regulatory authority affecting the Borrower, the Bank or any other Subsidiary subject to the limitations on disclosure requirements set forth in Applicable Law.

3.12Other Names. Borrower has not used any partnership, corporate, company, trade or fictitious name, other than the name for Borrower at the end of this Agreement.

3.13Taxes. Borrower has filed all tax reports and returns (federal, state and local) required to be filed by any Governmental Authority (after taking into account all properly obtained extensions) and has paid all taxes, assessments, and governmental charges and levies thereon to be due, including interest and penalties. No Liens for any such taxes, assessments, fees or other charges have been filed and no claims are being asserted with respect to any such taxes, assessments, fees or other charges which, if adversely determined, could be reasonably expected to have a Material Adverse Effect.

3.14Loan Matters. None of the Loan Documents, nor any statement, list, exhibit, report, certificate or other information furnished or to be furnished by or on behalf of Borrower to Lender in connection with this Agreement or the other Loan Documents or any of the transactions contemplated thereby, contains or will contain any untrue statement of any fact or omits or will omit to state a material fact necessary to make the statements contained therein not materially misleading. Borrower has affirmatively disclosed to Lender all circumstances regarding any businesses, operations, properties, financial conditions or business prospects that could have a Material Adverse Effect thereon.

3.15Location of Records. The principal place of business of Borrower is in the State of Louisiana and the place where Borrower keeps its books and records concerning the Collateral and a true, complete

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and confirmed copy of its articles of incorporation and bylaws, will remain at the offices of Borrower, or such other address as Borrower may designate in writing to Lender pursuant to this Agreement.

3.16Securities Matters. No proceeds of the Loans hereunder will be used to acquire any security in any transaction which is subject to Sections 12 and 13 of the Securities Exchange Act of 1934, as amended.

3.17No Bankruptcy Filing. Any borrowings made by Borrower under the Loans do not and will not render Borrower insolvent. No bankruptcy or insolvency proceedings are pending and Borrower is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of any property, and Borrower has no knowledge of any Person contemplating the filing of any such petition.

3.18Financial Statements. The financial statements of Borrower delivered to Lender are true and correct in all material respects and fairly reflect the financial condition of Borrower for the periods stated therein and have been, or will be as of their respective dates and for the respective periods stated therein, prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved and consistent with that of the preceding fiscal year or period, as the case may be. No change in the financial condition of Borrower or otherwise has occurred since the date of such financial statements that could have a Material Adverse Effect.

3.19Commissions. There is no brokerage commission, finder’s fee, or investment banking fees that are payable to any Person or entity in connection with the Loan Documents or the transactions contemplated thereby.

3.20Security Documents. The Stock Pledge Agreement and the Financing Statement create a valid and enforceable and perfected security interest in and Lien on the Collateral covered by each, and is enforceable against all third parties in all jurisdictions securing the payment of all Obligations purported to be secured thereby, and all action required to perfect fully such security interests and Liens so constituted will have been taken and completed, prior to funding any of the Loans.

3.21Bank Stock. The common stock of the Bank owned by Borrower is duly authorized and validly issued by the Bank. The total number of shares of common stock of the Bank issued and outstanding as of the date hereof are all owned by Borrower. Except as set forth on Schedule 3.21 hereof, the stock of the Bank is free and clear of all liens, encumbrances, security interests; said common stock is fully paid and non-assessable. There are no outstanding warrants or options to acquire any common stock of the Bank. There are no outstanding securities convertible or exchangeable into shares of common stock of the Bank; and there are no restrictions on the transfer or pledge of any shares of common stock of the Bank, except as set forth on Schedule 3.21 hereof. Borrower has the right to pledge and transfer the Collateral without obtaining the consent of any other person or authority except as set forth on Schedule 3.21; and the Pledge Agreement creates for the benefit of Lender a first lien security interest in the Collateral subject to no other interests or claims.

3.22Disclosure. Borrower has disclosed to the Lender (i) all agreements, instruments and corporate or other restrictions to which it, Bank or any of the other Subsidiaries is subject, the termination of which could reasonably be expected to result in a material and adverse change in the financial condition, business operation, or properties or assets of Borrower, the Bank or any of the other Subsidiaries and (ii) all matters known to it that, individually or in the aggregate, could reasonably be expected to result in a material and adverse change in the financial condition, business operation, or properties or assets of Borrower, the Bank or any of the other Subsidiaries. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of Borrower to Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

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3.23OFAC. Neither Borrower nor any Subsidiary (a) is an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States (50 U.S.C. App. §§ 1 et seq.), as amended, (b) is in violation of (i) the Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (iii) the PATRIOT Act or (c) is a Sanctioned Person. No part of the proceeds of the Loans hereunder will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

ARTICLE IV: CONDITIONS OF LENDING

The obligations of Lender to make the Loans to Borrower are subject to the conditions precedent that Lender shall have received, on or before the Closing, each of the following:

4.1Loan Documents. There shall have been executed and delivered to Lender at Closing the Loan Documents, and any other document creating or perfecting a Lien in favor of the Lender in the Collateral, and all related documents executed in connection with the Loans.

4.2Recording of Instruments. On the date of Closing, the Financing Statement relating to the Liens and security interests granted to Lender by Borrower on certain of Borrower’s assets, shall have been duly recorded or filed in such manner and in such places as is required by law to establish, preserve, protect and perfect the interests and rights of Lender created by the Loan Documents, and all taxes, fees and other charges in connection with the execution, delivery or filing of the same shall have been duly paid.

4.3Lender Fees and Filing Fees. Borrower shall pay to Lender at Closing the fees described in Section 2.7 hereof and all filing fees for the recording and filing of the Financing Statement, and any other documents filed to perfect Lender’s Liens and security interests in the Collateral, as provided in this Agreement or in any of the Loan Documents.

4.4No Material Change. On the date of the Closing there shall, in the opinion of Lender, have been no event or series of events which cumulatively result in a Material Adverse Effect on the financial condition of Borrower, or Borrower’s ability to pay, perform and satisfy its Obligations under the Loan Documents.

4.5Resolutions. Prior to Closing, Borrower shall deliver to Lender certified copies of all actions taken by Borrower and in connection with this Agreement, including resolutions of Borrower and or similar documents authorizing the execution and delivery of and performance under the Loan Documents.

4.6Formation Documents. Prior to Closing, Lender shall have received: (i) Borrower’s articles of incorporation, and all amendments thereto, currently certified by the Secretary of State of the State of Louisiana (the “LASOS”); (ii) certificate of existence issued by the LASOS for Borrower; (iii) certified copies of Borrower’s bylaws and all amendments thereto; (iv) Bank’s articles of incorporation, and all amendments thereto, currently certified by the LASOS; and (v) certificate of good standing issued by the Louisiana Office of Financial Institutions (the “OFI”) for Bank (collectively, the “Entity Documents”).

4.7Participation. Lender shall have entered into a participation agreement regarding the Loans upon terms acceptable to Lender in its sole discretion.

ARTICLE V:    AFFIRMATIVE COVENANTS

Borrower covenants and agrees that so long as the Obligations remain outstanding under this Agreement Borrower will:

5.1Financial Requirements, Books.

5.1.1Furnish to Lender as soon as available and in any event within ninety (90) days after the end of each calendar year, (1) consolidated and consolidating balance sheets of Borrower, the Bank, and each other Subsidiary, as of the end of such year and consolidated and consolidating statements of income of Borrower, the

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Bank, and each other Subsidiary for the year then ended, together with the audit report and opinion of independent Certified Public Accountants acceptable to the Lender with respect thereto, such audit report and opinion shall contain no exceptions or qualifications unacceptable to Lender; (2) promptly upon receipt, copies of all management letters and other assessments and recommendations, formal or informal, submitted by the Certified Public Accountants to Borrower or each Subsidiary; (3) at Lender’s request, a copy of Borrower’s FR Y-9 Parent Company Only (and Consolidated, if applicable) financial statement(s) and (4) at Lender’s request, a copy of Borrower’s F.R. Y-6 Annual Report promptly upon the filing of the same with the Federal Reserve Board; (5) at Lender’s request, a copy of the Bank’s Call Report promptly upon the filing with the appropriate regulatory agency; and (6) at Lender’s request, an annual budget of Borrower and the Bank.

5.1.2Upon senior management of Borrower obtaining knowledge thereof, Borrower will give written notice to the Lender promptly (and in any event within five (5) business days), of: (1) any event or condition, including, but not limited to, any Reportable Event, that constitutes, or might reasonably lead to, an ERISA Event; (2) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against Borrower or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the mean of Title IV of ERISA); (3) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which Borrower, the Bank, or any other Subsidiary or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (4) any change in the funding status of any Plan that could have a material adverse effect, together with a description of any such event or condition or a copy of any such notice and a statement by the chief financial officer of Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by Borrower with respect thereto. Promptly upon request, Borrower shall furnish the Lender and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each “plan year” (within the meaning of Section 3(39) of ERISA).

5.1.3Promptly upon the transmission thereof, copies of all material financial statements, proxy statements, notices, reports and other communications sent by Borrower or any other Subsidiary to the shareholders of Borrower and any other such communications as may be requested by Lender and copies of any and all regular or periodic reports, registration statements, prospectuses or other written communications that Borrower or the Bank or any other Subsidiary is or may be required to file with the Securities and Exchange Commission or any governmental department, bureau, commission or agency succeeding to the functions of the Securities and Exchange Commission if any.

5.1.4With reasonable promptness, such other financial information for Borrower or the Bank or any other Subsidiary as Lender may reasonably request.

5.2Right of Inspection. Except to the extent, if any, prohibited by Applicable Law, permit any Person designated by Lender, to inspect any of the properties, books and financial and other reports and records of Borrower, the Bank, and each other Subsidiary, including, but not limited to, all documentation and records pertaining to the Bank’s loans, investments and deposits; and to discuss their affairs; finances and accounts with Borrower’s, the Bank’s, and each other Subsidiary’s principal officers, at all such reasonable times and as often as Lender may reasonable request. If required by Lender, Borrower will pay Lender loan fees in an amount determined by Lender to be necessary to cover the costs of such inspections, including a reasonable allowance for Lender’s overhead as well as out-of-pocket expenses in connection with such inspection; provided, however, that in the absence of an Event of Default, Borrower's liability under the foregoing provisions shall not exceed $5,000.00 per year.

5.3Taxes. Borrower shall pay or cause to be paid promptly when due all taxes and assessments upon the Collateral and all other taxes which might give rise to any Lien or claim upon the Collateral. At its option, the Lender may discharge taxes, Liens or other encumbrances at any time levied or placed on the Collateral, or any part thereof, and may pay for the preservation of the Collateral. Borrower agrees to reimburse the Lender, on demand, for any payment made, or any expense incurred by the Lender pursuant to the foregoing authorization, and such payment and expenses shall bear interest from the date paid or incurred by Lender until Lender is so reimbursed by Borrower at the rate borne by the Notes.

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5.4Notify Lender of Litigation. Borrower shall notify the Lender immediately in writing of any litigation, claim or cause of action which is or is likely to be asserted against Borrower or any respective property and which is likely to have a Material Adverse Effect upon the financial position of Borrower.

5.5Maintain Insurance.

5.5.1At all times keep the insurable properties of Borrower, the Bank, and each other Subsidiary adequately insured and maintain in force (i) insurance, to such an extent and against such risks, including fire and theft, as is customary with companies in the same or similar business, (ii) necessary workmen’s compensation insurance, fidelity bonds and directors’ and officers’ insurance coverage in amounts satisfactory to Lender, and (iii) such other insurance as may be required by law; and if required by Lender, deliver to the Lender a copy of the bonds and policies providing such coverage and a certificate of Borrower’s, the Bank’s, or each other Subsidiary’s chief executive officer, as the case may be, setting forth the nature of the risks covered by such insurance, the amount carried with respect to each risk, and the name of the insurer.

5.5.2If Borrower shall at any time or times hereafter fail to obtain or maintain any of the policies of insurance required herein, or fail to pay any premium in whole or in part relating to such policies, the Lender may, but shall not be obligated to, obtain or cause to be maintained insurance coverage with respect to the Collateral, including, at the Lender’s option, the coverage provided by all or any of the policies of Borrower and pay all or any part of the premium therefore, without waiving any default by Borrower, and any sums so disbursed by Lender shall be additional loans to Borrower by Lender payable on demand.

5.5.3In the event of a failure or refusal of Borrower to agree with the insurance companies issuing such policies as to the amount and terms of any loss within sixty (60) days from such loss, the Lender shall have the right to settle or compromise any and all claims under any of the policies required to be maintained by Borrower hereunder and Borrower hereby appoints Lender as its attorney-in-fact, with power to demand, receive, and receipt for all monies payable thereunder, to execute in the name of Borrower or the Lender any proof of loss, notice, draft, or other instruments in connection with such policies or any loss thereunder and generally to do and perform any and all acts as Borrower but for this appointment, might or could perform.

5.6Change in Principal Address. Notify Lender in writing within ten (10) days of any change of Borrower’s principal address.

5.7Company Existence. Maintain Borrower’s, the Bank’s, and any of their subsidiaries existence and good standing in the State of Louisiana and all other jurisdictions in which any of them operate, and comply with all Governmental Requirements laws, statutes, ordinances, rules and regulations applicable to them, or their respective property and business.

5.8Maintain Property. Maintain, preserve, and protect all properties used or useful in the conduct of Borrower’s, the Bank’s, and each other Subsidiary’s business and keep the same in good repair, working order and condition.

5.9Title to the Stock. Borrower shall maintain direct ownership of one hundred percent (100%) of the issued and outstanding capital stock of the Bank.

5.10Preservation and Perfection of Liens. Upon the request of Lender and at Borrower’s expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Loan Documents or otherwise necessary or desirable for the creation, preservation and/or perfection of the Liens created by the Loan Documents and to consummate fully the transactions contemplated by the Loan Documents. Borrower hereby authorizes Lender to file such financing statements as Lender deems necessary or desirable for the creation, preservation and/or perfection of the Liens created by the Loan Documents and to consummate fully the transactions contemplated by the Loan Documents.

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5.11Regulatory Examinations. To the extent allowed by applicable bank-related Governmental Authority, promptly notify Lender of every examination by, or any material correspondence, report, memoranda or other written communication from or with, any federal or state regulatory body or authority, with respect to the properties, loans, operations and/or condition of Borrower, the Bank, or any other Subsidiary, and of the receipt by Borrower, the Bank, or any other Subsidiary of every examination or other report prepared by such body or authority with respect thereto; and if required by Lender, fully and completely assist and cooperate with Lender in requesting approval by such regulatory body or authority of the furnishing to Lender of any such report, and furnish such report to Lender if such approval is given; provided, however, that Lender shall take such steps as may be necessary to assure that all such reports shall remain confidential and shall be used by Lender solely in connection with the administration of the Loans in accordance with the provisions of this Agreement.

5.12Dividends to Borrower from the Bank. Borrower shall cause the Bank and any other Subsidiary to pay dividends or otherwise make such cash contributions at such times and in such amounts, as is necessary to enable Borrower to meet all of its obligations under the Loan Documents on a timely basis, including the payment, when due, of each installment of interest and the payment of principal on the Loans to the extent permitted by Applicable Law. Without limiting the generality of the foregoing, should any prepayment, accelerated payment or other payment ever be due with respect to the Loans, Borrower shall cause the Bank and any other Subsidiary to pay dividends or otherwise make such additional distributions to Borrower as necessary to enable Borrower to make such prepayment, accelerated payment or other payment, to the extent permitted by Applicable Law.

5.13Loan Loss Reserves. With respect to the Bank, maintain at all times loan loss reserves in amounts deemed adequate by all federal and state regulatory authorities.

5.14OFAC. Borrower shall (a) ensure that no Person which owns a controlling interest in or controls Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders, (b) not use or permit the use of any proceeds of the Loans to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, (c) comply with all applicable Bank Secrecy Act laws and regulations, as amended, and (d) provide all information necessary for Lender to comply with the USA Patriot Act, as amended from time to time.

5.15Financial Classifications. For so long as any Obligations remain outstanding, Borrower and the Bank, as applicable, shall maintain the following financial classifications as measured as of each Covenant Compliance Date hereafter unless otherwise stated below:

5.15.1Beginning March 31, 2024, Borrower and the Bank shall maintain a minimum Tier 1 Leverage Ratio of at least five percent (5.00%).

5.15.2Beginning March 31, 2024, the Bank shall maintain a “Modified” Texas Ratio of not more than Thirty-Five Percent (35%).

5.15.3Borrower shall maintain a maximum debt-to-Tangible Common Equity ratio of 50% excluding Federal Home Loan Bank debt.

5.15.4Beginning March 31, 2024, Borrower and the Bank shall maintain a minimum Total Risk Based Capital Ratio of ten and one-half of one percent (10.50%).

5.15.5Beginning March 31, 2024, Borrower and the Bank shall maintain a minimum Tier 1 Risk Based Capital Ratio of eight and one-half of one percent (8.50%).

5.15.6Beginning March 31, 2024, Borrower and the Bank shall maintain a minimum Common Equity Tier One Capital Ratio of seven percent (7.00%).

5.15.7Upon any Loan Party’s failure to provide meet financial classifications as required above, the Interest Rates will increase by one percent (1.00%) per annum until the next Covenant Compliance Date at

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which the financial classification is met. If Lender opts to increases the Interest Rate to the Default Rate pursuant to Section 2.3.4, then only the Default Rate shall apply without regard to this Section 5.15.7.

5.16Compliance Certificate. Furnish Lender a Certificate of Compliance duly certified by the Chief Executive Officer or Chief Financial Officer of Borrower within forty-five (45) days after the end of each calendar quarter stating that Borrower and the Bank, as applicable, are in compliance with all terms, covenants and conditions of this Loan Agreement and all related Loan Documents, including, but not limited to, Sections 5.1 – 5.15 of this Agreement. Such Certificate of Compliance shall be as set forth in Exhibit B and otherwise be in form and substance satisfactory to Lender.

5.17Notice of Default. At the time of Borrower’s first knowledge or notice, furnish Lender with written notice or the occurrence of any event or the existence of any condition which constitutes or upon written notice or lapse of time or both would constitute an Event of Default under the terms of this Agreement or other Loan Documents or an event of default or default under any other loan documents for any other loan to Borrower, the Bank, or any other Subsidiary.

5.18Unused Credit Fee. Borrower shall pay Lender a quarterly Unused Credit Fee within ten
(10) calendar days after Borrower’s receipt of Lender’s invoice for the same. The Unused Credit Fee shall not be due if Lender has refused to satisfy a Request for Advance for any reason during the measurement period. “Unused Credit Fee” for purposes of this section shall mean one-quarter of one percent (0.25%) of the average of balance of unused principal amount of the Line of Credit, as measured monthly and averaged over the preceding three (3) month period divided by four (4).

ARTICLE VI: NEGATIVE COVENANTS

Borrower covenants and agrees that so long as this Agreement is in effect and so long thereafter as any of the Obligations remain outstanding under this Agreement, Borrower will not, without prior written consent of Lender:

6.1Entity Documents. Amend, nor cause the Bank to amend, its articles of incorporation or bylaws, or alter, through agreement or otherwise, any voting rights or rights to elect or appoint directors.

6.2Mergers, Dissolutions and Other Extraordinary Events. (a) be or become a party to any merger, consolidation or reorganization (except any such transaction in which the Borrower acquires all of the outstanding capital stock or assets of another target bank or bank holding company whose assets do not exceed $300 million); (b) sell, transfer, lease or dispose or otherwise become obligated for the sale, transfer, lease or disposition of all or a substantial part of Borrower’s or the Bank’s assets, interests or business interests, except in the ordinary course of business; (c) reclassify its capital stock; or (d) dissolve or liquidate.

6.3Use of Collateral. Use the Collateral in violation of any provision of the Loan Documents, of any applicable law, statute, regulation, or ordinance, or of any policy insuring the Collateral.

6.4Mortgages, Liens, etc. Directly or indirectly create, incur, assume, suffer or permit to continue in existence, any mortgage, Lien, charge or encumbrance on, or security interest in, or pledge or deposit of, or conditional sale, lease or title retention agreement with respect to any Collateral, or any portion thereof.

6.5Sale, Leasebacks. Enter into any arrangement, directly or indirectly with any Person whereby Borrower will sell or transfer any of the Collateral or assign the Collateral, or any portion thereof.

6.6Reserved.

6.7Insolvency. Become insolvent or fail to pay debts from assets as the same shall become due.

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6.8Third-Party Debts. Hold out to be responsible for the debts or obligations of any other
Person.

6.9Transfer of Collateral. Sell, assign, transfer, abandon, convey, encumber, lease or otherwise dispose of, the Collateral or any interest in the Collateral in any way without the prior written consent of Lender, nor shall Borrower assign or transfer any rights under this Agreement.

6.10Limitation on Indebtedness. Incur any additional Indebtedness over $1,000,000.00 in the aggregate, except (a) Indebtedness incurred or permitted under this Agreement, and (b) current accounts payable or accrued, incurred by Borrower or the Bank in the ordinary course of its business, provided that the same shall be paid when due in accordance with customary trade terms unless contested by appropriate proceedings.

6.11Dividends. Declare or pay any dividends, or make any other payment or distribution on account of its capital stock, except that so long as no Event of Default or potential Event of Default shall have occurred and be continuing, Borrower may pay dividends to its shareholders in amounts consistent with its past practices.

6.12Regulation U Compliance. Directly or indirectly apply any part of the proceeds of the Loans to the purchasing or carrying of any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulations, interpretations or rulings thereunder.

ARTICLE VII: EVENTS OF DEFAULT AND REMEDIES

7.1Events of Default. The occurrence of any one of the following shall constitute an Event of
Default:

7.1.1Principal and Interest. Borrower’s failure to promptly pay when due all amounts due under the Notes including all principal, interest, penalties or other fees, or any installment or portion thereof, and such failure shall continue for a period of ten (10) days after written notice from Lender to Borrower; or

7.1.2Covenants. Borrower’s failure to perform or observe any term, Obligation, covenant or agreement under any of the Loan Documents, and such failure shall continue unremedied for a period of thirty (30) days after notice from Lender to such party of the occurrence or existence of such failure; or

7.1.3Representation and Warranties. Any representation, warranty or statement made by or on behalf of any Loan Party in this Agreement or any of the Loan Documents, or in any certificate or statement signed by any Loan Party and furnished pursuant to any provision of or in reference to this Agreement, shall prove to be false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter; or

7.1.4Insolvency. (a) The insolvency of any Loan Party; (b) the commencement of a voluntary case by any Loan Party under the United States Bankruptcy Code, as amended; (c) the failure promptly to lift or suspend any execution, garnishment or attachment of such consequence as will impair any Loan Party’s ability to perform the respective Obligations under the Loan Documents; (d) the entry of an order for relief in respect of any Loan Party under the United States Bankruptcy Code, as amended; (e) the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, or similar official of any Loan Party or of any substantial part of any Loan Party’s respective property; or (f) the assignment by any Loan Party for the benefit of creditors, or the entry into an agreement of composition with respective creditors; provided, however, that any such petition filed against any Loan Party that is dismissed or stayed within thirty (30) days of such filing shall not constitute an Event of Default so long as Borrower gives written notice of such filing to the Lender; or

7.1.5Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of any Loan Party, or by any governmental agency against the Collateral, or any portion thereof, including, without limitation, the garnishment of any of Borrower’s accounts with Lender. However, this Event of Default shall not apply if there is a good faith dispute by any Loan Party as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and

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deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

7.1.6Material Adverse Effect. Any event which results in a Material Adverse Effect on any Loan Party’s financial condition, or Lender’s reasonable belief that the prospect of Borrower’s performance of the respective Obligations under the Loan Documents is impaired.

7.1.7Change in Ownership. Borrower ceases to own one hundred percent (100%) of the issued and outstanding capital stock of the Bank.

7.1.8Default Under Loan Documents. Any event which constitutes an Event of Default under any of the Loan Documents.

7.1.9Cross Default. Any Loan Party’s default under any loan with Lender shall constitute an Event of Default hereunder.

7.1.10Chronic Events of Default. The occurrence, in any twelve (12) month period, of three (3) Events of Default each of which are cured within the applicable cure period.

7.1.11Defective Collateralization. This Loan Agreement or any of the Loan Documents ceases to be in full force and effect (including failure of the Stock Pledge Agreement to create a valid and perfected Lien) at any time and for any reason.

7.1.12Default on Other Credit Agreements/Indebtedness. Borrower (i) fails to pay any principal or interest in respect of any Indebtedness (excluding any Indebtedness outstanding under this Agreement) when due and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or (ii) fails to perform or observe any other covenant, term, condition, or agreement relating to any such Indebtedness or contained in any instrument or agreement evidencing or relating thereto, or any other event occurs or condition exists, the effect of which failure or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness to cause, with the giving of notice, if required, such Indebtedness or a portion thereof to become due and payable or required to be prepaid prior to its stated maturity or prior to its regularly scheduled date for payment.

7.2Remedies upon Default. Upon default or an Event of Default, Lender may: (a) accelerate payment of the Notes, and any other amounts due Lender under the Loan Documents and proceed with action against Borrower necessary to collect sums due, or which may become due, under the Notes or any other Loan Document, by exercising any legal or equitable right or remedy that it may have against Borrower including, without limitation: (i) all rights and remedies provided for in this Agreement or in any of the Loan Documents; and (ii) all the rights and remedies available to it under the laws of the State of West Virginia, or any other Applicable Law; (b) seek to recover any remaining deficiency by obtaining judgment against Borrower; and/or (c) place any judgment lien or other encumbrance of record against Borrower. It being the express purpose of this provision to recognize and protect all of Lender’s rights and remedies under the Loan Documents and all applicable laws providing for the rights of creditors.

7.3Additional Remedies. Upon default or an Event of Default, Lender may also exercise any of the following remedies.

7.3.1Lender may demand, collect, and sue for all monies and proceeds due, or to become due, on the Collateral in either Borrower’s or Lender’s name (at the latter’s option) with the right to enforce, compromise, settle, or discharge any or all of the Collateral. If Lender takes any action contemplated by this Section with respect to any Collateral, Borrower shall not exercise any right that Borrower would otherwise have had to take such action with respect to such Collateral.

7.3.2Lender may, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board, or at Lender’s principal office or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender, in its sole and

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absolute discretion, may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least thirty (30) days’ notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of the Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Borrower hereby waives any claims against Lender arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Lender accepts the first offer received and does not offer such Collateral to more than one (1) offeree, and in all events such sale shall be deemed to be commercially reasonable. At any such public or private sale, Lender may be the purchaser of the Collateral. In addition, Lender hereby disclaims any warranties relating to title, possession, quiet enjoyment, and the like, which by operation of law, accompany a voluntary disposition of the Collateral. Borrower agrees that Lender’s disclaimer of warranties shall not affect the commercial reasonableness of any disposition of the Collateral.

7.4Right of Set Off. Upon the occurrence of any Event of Default, Lender is hereby authorized at any time and from time to time to set off, recoup and apply against the Obligations any and all deposits at any time held, or any other indebtedness at any time owing by Lender to or for the credit or the account of Borrower. The rights of Lender under this Section 7.4 are in addition to other rights and remedies (including, without limitation, other rights of set off and recoupment) which Lender may otherwise have.

7.5Recovery of Expenses. Lender shall have the right to recover and Borrower shall pay to Lender on demand any and all reasonable expenses, including legal expenses and attorneys’ fees, incurred or paid by Lender for protecting or enforcing the Obligations of Borrower and all rights of Lender hereunder and under the other Loan Documents, including Lender’s right to take possession of the Collateral, prepare the Collateral for sale and sell the Collateral. All such expenses shall bear interest at the applicable rate under the Notes until paid in full.

7.6Possession of Collateral. If applicable, whenever Lender may take possession of the Collateral, Lender may take possession of the Collateral on Borrower’s premises or may remove the Collateral, or any part thereof, to such other places as Lender may, in its sole discretion, determine. If requested by Lender, Borrower shall assemble the Collateral and deliver it to Lender at such place as may be designated by Lender.

7.7Income on Collateral. If Borrower receives any income, rents, interest, profits, payments, or distributions on account of the Collateral, the same shall be held by Borrower in trust for Lender in the same medium in which received, shall not be commingled with any assets of Borrower, and shall be delivered to Lender in the form received, properly endorsed to permit collection, not later than the next Banking Day following the day of its receipt.

7.8Proceeds of Collateral. All cash proceeds received by Lender in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral may, in the discretion of Lender, be held by Lender as collateral for, and then or at any time thereafter applied in whole or in part, first to the payment of the reasonable costs and expenses incurred by it in connection with such sale, including reasonable attorneys’ fees and legal expenses, then to the repayment of the outstanding balance of the Notes, then to the payment of any other amounts required by applicable law, and then to pay the balance, if any, to Borrower, or as otherwise required by law.

7.9Non-Exclusive. No remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Lender to exercise any remedy reserved to it in this Article VII, it shall not be necessary to give any notice, other than such notice as may be herein expressly required.

7.10Waiver. In the event any agreement contained in this Agreement should be breached by Borrower and thereafter waived by the Lender, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

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7.11No Limitation. The Events of Default and remedies set forth in this Article VII shall be in addition to all other defaults and remedies set forth in the Loan Documents.

ARTICLE VIII: GENERAL PROVISIONS

8.1Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of all of the parties hereto, and their respective successors and assigns. This Agreement and the agreements and documents relating thereto may be assigned by the Lender, to the extent of its interest in each of the foregoing, without the consent of Borrower. Borrower may not assign this Agreement, or any of the rights and obligations set forth hereunder or under the other documents and agreements relating thereto without first obtaining the written consent of the Lender, and any attempted assignment without such consent shall be null and void.

8.2Partial Invalidity. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, illegal, inoperative or unenforceable, the same shall not affect any other provision or provisions herein contained or render the same invalid, inoperative or unenforceable to any extent whatsoever.

8.3Governing Law. This Agreement and all other agreements related hereto shall be governed and construed in accordance with the laws of the State of West Virginia.

8.4Notices. All notices required or desired to be given hereunder shall be served by certified mail or by special courier on the party intended at its address shown below, which notice shall be deemed given at the time deposited in the U.S. Mail, postage prepaid or the shipment date with the courier:

Lender:    Summit Community Bank, Inc.
Attention: Lisa Dennison
400 Washington Street, East, Suite 100 Charleston, West Virginia 25301

with copy to:    Amy J. Tawney, Esq.
Bowles Rice LLP 600 Quarrier Street
Charleston, West Virginia 25301

Borrower:    First Guaranty Bancshares, Inc.
Attention: Alton B. Lewis, Jr. 400 East Thomas Street Hammond, Louisiana 70401

With copy to:    Kevin E. Strachan
Fenimore Kay Harrison LLP
191 Peachtree Street NE, Suite 849
Atlanta, Georgia 30303

8.5Amendment. No amendments, modifications or termination of this Agreement, or any other Loan Documents, shall be effective unless the same shall be in writing and signed by Lender and all other appropriate party or parties.

8.6No Waiver, Remedies. No failure on the part of Lender to exercise, and no delay in exercising, any right, power, or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any Loan Documents preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

8.7Indemnification of Lender. Borrower shall indemnify and hold harmless Lender from and against any and all liabilities, losses, damages, and costs, including but not limited to legal fees, surcharges, and penalties, which may be alleged by any third party and arising from Lender’s actions or inactions performed hereunder,

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including, but not limited to, third party loss of business, except for those liabilities, losses, damages, and costs which may arise as a result of Lender’s bad faith and/or willful misconduct. The indemnity contained in this section shall survive the termination of this Agreement.

8.8Not a Joint Venturer; Hold Harmless. Notwithstanding anything to the contrary herein contained, Lender, by making these Loans or by any action taken pursuant hereto, will not be deemed a partner or joint venturer with Borrower, and Borrower agrees to indemnify and hold Lender harmless from any and all liabilities, damages, penalties, judgments, suits, expenses, expenses (including attorneys’ fees and expenses) and other costs of any kind or nature, whatsoever imposed upon, incurred by or asserted against Lender resulting from such a construction of the parties and their relationship or by reason of the business operations of Borrower. The relationship of the parties under this Agreement is that of debtor and creditor, and there is no intent by any party to create any other relationship, including those arising out of any agency, partnership, joint venture or any other business relationship other than that of debtor and creditor, and Lender and any other creditor of Borrower shall not be deemed, inter se, as partners or joint venturers.

8.9Headings; Exhibits. Article and Section headings in the Loan Documents are included for the convenience of reference only and shall not constitute a part of the Loan Documents for any other purpose. All exhibits to this Agreement are hereby incorporated herein by this reference.

8.10Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing any such counterpart.

8.11Continuing Effect of Agreement. This Agreement and the other Loan Documents are intended to govern the continuing obligations and responsibilities of Borrower so long as any Obligation remains outstanding under the Loans and the other Loan Documents. The representations, warranties and covenants of Borrower hereunder and under the other Loan Documents shall continue in full force and effect until payment of the Obligations, in accordance with the terms of the Loan Documents, in full.

8.12Lender May Perform. If Borrower fails to perform any agreement contained herein, Lender may perform or cause the performance of such agreement, and the expenses of Lender incurred in connection therewith, plus interest at the maximum rate permitted under the Notes from the date of such advance to the date of reimbursement, shall be payable by Borrower. However, nothing in this Agreement shall obligate Lender to act.

8.13No Lender Obligations. Notwithstanding anything to the contrary in any Loan Documents, Borrower shall remain liable to observe and perform all the conditions and obligations to be observed and performed by Borrower with respect to all Collateral, all in accordance with and pursuant to the terms and provisions of the Loan Documents and this Agreement. Lender shall have no obligation or liability under the Collateral by reason of or arising out of this Agreement or the other Loan Documents, or the assignment by Borrower to Lender of, or the receipt by Lender of any payment relating to, the Loans pursuant to the Loan Documents. Lender shall not be required or obligated in any manner to perform or fulfill any of the obligations of Borrower under or pursuant to the Loans, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by Lender or the sufficiency of any performance by Borrower, or to present or file any claim or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to Borrower or to which Borrower may be entitled at any time or times.

8.14Entire Agreement. This Agreement and the other Loan Documents referred to herein and therein constitute the entire agreement between and among the parties hereto relating to the subject matter hereof, and incorporate or rescind all prior agreements and understandings between and among the parties hereto relating to the subject matter hereof.

8.15Consent to Jurisdiction. Borrower and Lender agree that any action or proceeding to enforce, or arising out of, the Loan Documents may be commenced in the Circuit Court of Kanawha County, West Virginia or the United States District Court for the Southern District of West Virginia; and Borrower waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court

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shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to Borrower, or as otherwise provided by the laws of the United States of America.

8.16Third-Party Beneficiaries. This Agreement shall not be deemed to be for the benefit of any third party. All requirements, restrictions and conditions that are or may be imposed by Lender are solely for the benefit and protection of Lender and may be waived by Lender for any reason.

8.17Inconsistent Provisions. The terms of this Agreement and the other Loan Documents shall be cumulative except to the extent that they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

8.18Agents. Lender may exercise any or all of Lender’s rights or remedies under the Loan Documents through any agent, representative, designee or nominee as designated by Lender from time to time.

8.19Non-Control. In no event shall the Lender’s rights hereunder be deemed to indicate that the Lender is in control of the business, management or properties of Borrower or the Bank or has power over the daily management functions and operating decisions made by Borrower and the Bank, all such rights and powers being hereby expressly reserved to Borrower and the Bank.

8.20Assignments and Participations. Lender may sell or offer to sell the Loans or interests therein to one or more assignees or participants. Borrower shall execute, acknowledge and deliver any and all instruments reasonably requested by Lender in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the Loan Documents as such Person(s) would have if such Person(s) were Lender hereunder. Lender may disseminate any information it now has or hereafter obtains pertaining to the Loans, including any security for the Loans, Borrower, the Bank, any other Subsidiary, any of Borrower’s, Bank’s, or any other Subsidiary’s principals, or any guarantor, if any, to any actual or prospective assignee or participant, to Lender’s affiliates, to any regulatory body having jurisdiction over Lender, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Lender and the Loans, or to any other party as necessary or appropriate in Lender’s reasonable judgment. Except in case of a transfer after an Event of Default or in connection with a merger or sale of all or substantially all of the assets of Lender, Lender shall provide Borrower with at least thirty (30) days prior written notice of any such assignment or participation.

8.21Waiver of Jury Trial. (A) EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, AFTER OPPORTUNITY FOR CONSULTATION WITH INDEPENDENT COUNSEL, WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR OBLIGATIONS: (i) UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS; (ii) ARISING FROM THE FINANCIAL RELATIONSHIP BETWEEN THE PARTIES EXISTING IN CONJUNCTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT; OR (iii) ARISING FROM ANY COURSE OF DEALING, COURSE OF CONDUCT, STATEMENT (VERBAL OR WRITTEN) OR ACTION OF THE PARTIES IN CONNECTION WITH SUCH FINANCIAL RELATIONSHIP; (B) NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL HAS NOT BEEN OR CANNOT BE WAIVED; (C) THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY NEGOTIATED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS; (D) NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES; AND (E) THIS SECTION IS A MATERIAL INDUCEMENT FOR LENDER TO ENTER INTO THIS LOAN.

THE PARTIES TO THIS LOAN AGREEMENT HEREBY ACKNOWLEDGE RECEIPT OF THE INITIAL DRAFT OF THIS AGREEMENT AS WELL AS SUBSTANTIALLY ALL OF THE OTHER LOAN DOCUMENTS FROM LENDER’S COUNSEL NO LESS THAN FORTY-EIGHT (48) HOURS PRIOR TO EXECUTION OF SAID LOAN DOCUMENTS.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

LENDER:
SUMMIT COMMUNITY BANK, INC.,
a West Virginia state banking corporation

By:
    Lisa Dennison,
its Senior Vice President, Commercial Lending

BORROWER:
FIRST GUARANTY BANCSHARES, INC.,
a Louisiana corporation

By:
    Alton B. Lewis, Jr.,
its President and Chief Executive Officer

Signature Page lo Loan Agreement

EXHIBIT A TO
LOAN AGREEMENT

Subsidiary

“Subsidiaries” or individually “Subsidiary” shall mean any partnership, corporation, limited liability company, trust, unincorporated organization, association, joint venture, or other entity other than Borrower in an unbroken chain of entities beginning with Borrower with each of the entities or the Bank other than the last entity in the unbroken chain owning fifty percent (50%) or more of the total combined voting power of all classes of stock or other form of equity in one of the other entities or the Bank and are more specifically listed in Exhibit A attached hereto.

EXHIBIT B TO
LOAN AGREEMENT

Compliance Certificate Form

COMPLIANCE CERTIFICATE

This Compliance Certificate (the "Certificate") is delivered pursuant the Loan Agreement dated September 29, 2023, between FIRST GUARANTY BANCSHARES, INC. (the "Borrower") and SUMMIT COMMUNITY BANK, INC.
(the "Lender"), as the same may be amended or supplemented from time to time, being herein referred to as the Loan Agreement. All capitalized terms used in this Certificate which are defined in the Loan Agreement are used in this Certificate with the same meanings given such terms in the Loan Agreement.

I hereby certify, to the best of my knowledge and belief and in my representative capacity on behalf of the Borrower and First Guaranty Bank (the “Bank”), to the Lender as follows:

1.I am the duly elected or appointed and acting [Chief Executive Officer/Chief Financial Officer] of the Borrower.

2.The representations and warranties of the Borrower in the Loan Agreement and Loan Documents are true and correct as of the date hereof.

3.I further certify that the Borrower and Bank are in compliance (unless otherwise specified on Exhibit A attached to this Certificate) with all terms, covenants and conditions of the Loan Agreement and all related Loan Documents, including, but not limited to, Sections 5.1 through 5.15 of the Loan Agreement.

4.As of the date hereof, except as specified on Exhibit A, Borrower is not in default under the Loan Documents and no circumstances exist which, with notice or the passage of time or both, would constitute an event of default. To the extent any of the foregoing exist, they are set forth in detail on Exhibit A hereto, together with any action which Borrower has taken or proposes to take with respect thereto. Borrower acknowledges that any action taken by Borrower to cure any default shall not serve as a cure of said default under the terms of the Loan Documents nor prevent Lender from exercising any right with respect to said default.

In Witness Whereof, I have caused this Certificate to be executed and delivered under seal to the Lender this day of     , 20 .

FIRST GUARANTY BANCSHARES, INC.

By:

Name:
Title:    [Chief Executive Officer/Chief Financial Officer]